As filed with the Securities and Exchange Commission on July 12, 2010
An Exhibit List can be found on page II-5.
Registration No. ______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Solarflex Corp.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

42-1771817
(I.R.S. Employer Identification Number)

c/o Sergei Rogov
12 Abba Hillel Silver Street, 11th Floor
Ramat Gan, 52506, Israel
Phone number: 972-3-753-9888
Fax number: 972-3-725-2632
(Address and telephone number of Registrant's principal executive offices)

Solarflex Corp.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
SRK Law Offices
7 Oppenheimer Street
 Rabin Science Park
Rehovot, Israel 76701
Telephone No.: (718) 360-5351
Facsimile No.: +972 8-936-6000

Our company plans to commence the proposed sale of our common stock to the public within one month after the S-1 becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock(1)	2,500,000	$0.03	$75,000	$6.00
Par value $0.0001
Per share

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Solarflex Corp. does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated July 12, 2010

Solarflex Corp.

Up to a Maximum of 2,500,000 Shares of Common Stock at $0.03 Per Share

This prospectus relates to our initial public offering of 2,500,000 shares of our common stock at an offering price of $0.03 per share. The offering will commence once this prospectus becomes effective and will close no later than 180 days thereafter. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common stock is being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

If all of the shares offered by us are purchased, the gross proceeds to us will be $75,000. This is our initial public offering and no public market currently exists for shares of our common stock. Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We are offering our shares of common stock on a best efforts basis. This means there is no guarantee that we will be able to sell all or any of the shares being offered. We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions or any other form of compensation for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.03 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________ ___, 2010

TABLE OF CONTENTS

Prospectus Summary	5
Our Company	5
Selected Summary Financial Data	7
Risk Factors	8
Use of Proceeds	16
Our Business	17
Management’s Discussion and Analysis of Financial Condition or Plan of Operation	21
Market for Common Equity and Related Stockholder Matters	23
Directors, Executive Officers, Promoters and Control Persons	23
Executive Compensation	25
Certain Relationships and Related Transactions	26
Security Ownership of Certain Beneficial Owners and Management	27
Shares Eligible for Future Sale	28
Plan of Distribution	29
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	31
Indemnification for Securities Act Liabilities	31
Legal Matters	32
Experts	32
Interest of Named Experts and Counsel	32
Available Information	32
Index to Financial Statements	F-1

You may rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______________ (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

The following summary highlights selected material information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements. All references to "we," "us," "our," "Solarflex," "Company," "Registrant" or similar terms used in this prospectus refer to Solarflex Corp.

Our Company

We were incorporated in Delaware on February 12, 2010. We are a development stage company established for the purpose of developing, manufacturing and selling a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion.

On March 10, 2010, we entered into a patent sale agreement (the "Patent Sale Agreement ") with P.T Holding, represented by its owner, Dr. Boris Sigalov, whereby P.T. Holding sold to us all of P.T. Holding’s right, title, and interest in a patent application, Israel Patent Application Number 198369, (the “Patent Application”), for the design of and manufacturing method for a solar photovoltaic element. We believe that the technology underlying the Patent Application has the potential to be adopted as a standard in all homes and businesses, and, if so adopted, it may have a significant impact on promoting solar power and efficiency. P.T. Holding transferred the Patent Application to us in exchange for our agreeing to pay P.T. Holding a sum equal to 10% of the royalties that we will receive in relation to the Patent Application.

The Patent Application is for the design and manufacture of a solar photovoltaic element that absorbs the solar spectrum and enables an increase in solar energy conversion. The device will be manufactured on the basis of at least one vacuum chamber and includes many layers, including a reflective layer, an anti-reflective layer, and a protective laminating layer. As soon as we raise the necessary funds, we will use the raised proceeds to develop a working prototype of the invention. Once a working prototype has been developed, we will work to develop and manufacture the device or license the manufacturing and related marketing and selling rights to a third party.

Our principal offices are currently located at 12 Abba Hillel Silver Street, 11th Floor, Ramat Gan, 52506 Israel. Our telephone number is +972-3-753-9888. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note that we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have a fully operational valid working prototype of our proposed product.

As of May 31, 2010, our company has no cash and will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares in this offering. The company has no full time employees and our two current officers/directors intend to devote approximately five hours per week to our business activities.

Our Direct Public Offering

We are offering for sale up to a maximum of 2,500,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $75,000. The expenses associated with this offering are estimated to be $26,500, or approximately 35% of the gross proceeds of $75,000, if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering:	3,000,000 shares

Shares of common stock being offered by us:	2,500,000 shares

Total shares of common stock outstanding after the offering:	5,500,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 2,500,000 shares of our common stock will be $75,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a fully operational valid prototype of the device and attempt to bring our product to market.

Risk Factors:
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with "Management’s Discussion and Analysis of Financial Condition or Plan of Operation" and our audited financial statements and notes thereto included elsewhere in this prospectus.

(February 12, 2010
Through
May 31, 2010)
(Audited)

Statement of Operations:

Total revenues	$-

Total operating expenses	$7,500

(Loss) from operations	$(7,500)

Net (loss)	$(7,500)

(Loss) per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and diluted	2,669,725
.
As of
May 31, 2010
(Audited)

Balance Sheet:

Cash in bank	$-

Deferred Offering Costs	$25,000

Total current assets	$25,000

Total assets	$25,000

Total current liabilities	$32,500

Total liabilities	$32,500

Total stockholders' (deficit)	$(7,500)

Total liabilities and stockholders' equity	$25,000

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occurs, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise at least $30,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from February 12, 2010, through May 31, 2010, were prepared based on the assumption that we will continue our operations as a going concern. We were incorporated on February 12, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise at least $30,000 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

2.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on February 12, 2010, for the purpose of engaging in the development, manufacture, and sale of a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and the fact that our Company is a highly speculative venture involving significant financial risk.

3.	We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop a valid prototype of our solar photovoltaic element.

We have never generated revenues. We intend to engage in the manufacture and sale of a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion. We own the right to exploit the patent application for the new invention. However, our solar photovoltaic element is not currently available for sale. We intend to develop a fully workable prototype, which can then be used to develop and manufacture the actual product. We plan to rely on third parties to develop a workable prototype and to work with us to manufacture the product. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing a workable prototype of our solar photovoltaic element. We cannot guarantee that we will ever be successful in developing a workable prototype or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4.
If we are unable to obtain funding for development of a valid prototype, we will have to delay development of our valid prototype and/or change our line of business, which could result in the loss of all or a part of your investment.

We intend to use a part of the funds to be raised in this offering to develop a workable prototype for our solar photovoltaic element. As such, if we are unable to raise at least $30,000 in net proceeds, we will not have sufficient funds to engage a manufacturing company to work with us to develop a workable prototype. If we raise only $30,000 in net proceeds, we believe that we will have sufficient funds available to reach the basic goals of our business plan; however, we believe we will need an additional $45,000 in order to bring the product to market on a full-scale basis. Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations.

5.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

Currently, we do not have sufficient cash on hand to fund our administrative expenses and operating expenses nor our proposed research and development program for the next twelve months. In addition, we will require substantial additional capital following the development of a valid workable prototype for our solar photovoltaic element in order to market, to arrange for the manufacturing of, and to sell our product. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed, and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event, investors would likely not obtain a profitable return on their investment or a return of their investment at all.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven and the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable prototype of our product and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or, if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.
As a development stage company, we may experience substantial cost overruns in developing our prototype and creating a strategy for future stages, such as manufacturing and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product.

We may experience substantial cost overruns in manufacturing and marketing our prototype and then the product itself, and we may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and/or competition from other manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product, governmental restrictions, and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to develop a prototype and begin manufacturing our proposed product, we cannot ensure that the cost for this device will be found to be warranted and reasonable by potential purchasers, and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

9.	We plan to rely on third parties to develop a prototype and to manufacture our proposed product.

We plan to rely on third parties to develop a prototype and to work with us to manufacture the product. If we are unable to enter into manufacturing or distribution agreements, or if our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our product as planned. In addition, we may not be able to contract with third parties to manufacture our product in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters, which would result in losses of sales and goodwill.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Solar photovoltaic elements are part of an industry that is highly regulated and competitive, and although we believe our technology offers unique features, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our product. Although there is no one in the industry that has successfully brought a product like ours to market, nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn could cause our business to suffer and restrict our profitability potential.

11.	Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

12.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon the ongoing need for, and appeal of, solar photovoltaic elements. Consumer preferences with respect to such devices are continuously changing and are difficult to predict. Not all areas are suitable for this technology to gain widespread acceptance; not all consumers are prepared to change or add onto their current power sources. As a result of changing consumer preferences, we cannot assure you that our product will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time. Our success is dependent upon our ability to develop, introduce, and gain customer acceptance, and that customers be willing to continue on a long term basis to adapt their standard power sources to include utilization of our solar photovoltaic element. The failure of our product to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

13.
Because our Directors and officers have no experience in running a company that sells solar photovoltaic element devices, they may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a development stage company and we intend to manufacture, market, and sell solar photovoltaic elements. Sergei Rogov, Vigars Kaktinieks, and Jonathan Berezovsky, our current Directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that sells solar photovoltaic elements. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

14.
Because Sergei Rogov, Vigars Kaktinieks, and Jonathan Berezovsky, have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic, which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Each of Sergei Rogov, Vigars Kaktinieks, and Jonathan Berezovsky, our current Directors and officers, intends to devote only approximately 5 hours per week to our business activities. After completion of this offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Directors or our officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

15.	Our Directors and officers own 78% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors and officers presently own 78% of our outstanding common stock. If all of the 2,500,000 shares of our common stock being offered hereby are sold, the shares held by our Directors and officers will constitute approximately 42.55% of our outstanding common stock.

16.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent, copyright and trade secrecy law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. A patent application has been filed with regard to the technology underlying our proposed product. We do not know if a patent will be issued with the scope of the claims set forth in this patent application, if at all, or whether any patent that may be granted will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of Israel. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

17.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our adapters in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

18.	You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Our operations are in Israel. Our Directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. In addition, the courts in the country where we are located (Israel) may not permit lawsuits for the enforcement of judgments arising out of the United States and state securities or similar laws. In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our Company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons as opposed to domestic persons or entities.

19.	If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The solar photovoltaic element that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. The inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when we commence distribution of our product that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

Risks Relating to our Common Stock

20.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

21.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

22.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any non-NASDAQ equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

23.	We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

24.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

25.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter (OTC) Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

26.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. We currently do not intend to register or qualify our stock in any state. Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

27.	Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. These requirements are not presently applicable to us, but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $26,500, comprising $25,000 for legal and accounting costs (incurred), and $1,500 of other costs in connection with this offering (estimated transfer agent fees). The table below shows the intended net proceeds from this offering that we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

	60%	80%	100%
Shares Sold	1,500,000	2,000,000	2,500,000
Gross Proceeds	$45,000	$60,000	$75,000
Less Offering Expenses	$(26,500)	$(26,500)	$(26,500)
Net Offering Proceeds	$18,500	$33,500	$48,500

The use of proceeds table set forth below demonstrates how we intend to use the funds under the various scenarios listed above. All amounts listed below are estimates.

	60%	80%	100%
General working capital	$10,000	15,000	$20,000
Prototype development costs	$3,500	3,500	$3,500
Sales and Marketing	$5,000	15,000	$25,000
Total	$18,500	33,500	$48,500

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of May 31, 2010 was $41,000, or $0.01 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2010, as adjusted to give effect to the receipt of net proceeds from the sale of 2,500,000 shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $26,500. This represents an immediate increase of $0.0073 per share to existing stockholders and an immediate and substantial dilution of $0.029 per share, or approximately 96%, to new investors purchasing our securities in this offering. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of May 31, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	3,000,000	55%	$300
New Investors	2,500,000	45%	$75,000
Total	5,500,000	100%	$75,300

Our Business

Background and Business Overview

We were incorporated in Delaware on February 12, 2010, and we are a development stage company. We intend to engage in the manufacture and distribution of a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion. The device provides a solar photovoltaic element comprising a substrate, a first conductive layer, at least one doped layer or at least one heterojunction metal oxide layer, a graded-band gap layer, and a second conductive layer. The device will be manufactured on the basis of at least one vacuum chamber. The product is based on a detailed patent application (Israel Patent Application Number 198369), which includes both the design and manufacturing details of the device. We believe the solar photovoltaic (photoelectric) conversion element, once manufactured, will provide the performance of a solar element, reduce its cost, enhance the flexibility of manufacturing steps and improve manufacturing efficiency. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities, as well as execution of the Patent Sale Agreement. We currently have no employees other than our officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, except for the purchase of all right, title, and interest in the Patent Application and the future rights in relation to the Patent Application. The Company has not been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Solarflex Corp. nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our principal office is located c/o Sergei Rogov, 12 Abba Hillel Silver Street, 11th Floor, Ramat Gan 52506, Israel. Our telephone number is +972-3-753-9888.

Recent Corporate Developments

A Patent Sale Agreement was signed with P.T Holding, represented by its owner Dr. Boris Sigalov, on March 10, 2010, whereby P.T. Holding transferred to Solarflex all of P.T. Holding’s right, title and interest in and to the Patent Application (Israel Patent Application Number 198369) for a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion and detailed manufacturing instructions for developing and manufacturing this apparatus. P.T. Holding transferred the Patent Application to us in exchange for our agreeing to pay P.T. Holding a sum equal to 10% of the royalties that we will receive in relation to the Patent Application. The invention details the design and manufacturing method for a solar photovoltaic element comprising a substrate, a first conductive layer, at least one doped layer or at least one heterojunction metal oxide layer, a graded band gap layer and a second conductive layer. The solar photovoltaic element is formed by a combination of layers detailed in a specific sequence.

The Market

According to the United States Energy Information Administration, the rate of annual photovoltaic domestic shipments doubled from 2007 (280,475 units) to 2008 (524,252 units).
(Source: See U.S. Energy Information Administration website regarding solar renewables).

With the exception of the year 2000, since 1999 there has been a steady increase in the number of photovoltaic shipments in the United States, showing a marked increase in the use of solar resources. According to Wikipedia, by the year 2030, solar energy generated from photovoltaic panels and other methods should account for generating the electricity needs of nearly 14% of the world’s population (Source: See Wikipedia entry regarding “Photovoltaics”). The market for photovoltaic solar devices has increased dramatically, and includes not only domestic use (such as personal homes and residential properties), but also industrial properties and even commercial usage (such as solar powering of roadways), which is becoming more and more common.

Solar power energy supplies are also relevant for rural areas in developing countries where many villages and even cities are more than five kilometers away from the national power grid. In these cases, photovoltaic devices, such as the one covered by the Patent Application, may provide an advantageous way in which to provide for local power requirements without intensive investment in infrastructural development.

Financial incentives for employing photovoltaic devices differ from country to country; however, a number of key players have creative incentive plans to reward local individual and businesses for using photovoltaic energy sources. Some of these countries include the United States, China, Japan, Germany, Australia, Israel and Germany.

Photovoltaic Element Technology

While similar patented devices (U.S. Pat. Nos. 2003/0079771; 2004/0168717; 2004/0046168; 2005/0181534; 2009/0032108; 2002/0062858; as well as Japanese Patent No: 2004/172167 and others) address the challenges of improving photovoltaic elements relating to solar conversion, each has various limitations or complexities. Each of the above patents focuses on combining various layers and elements. Each patent was evaluated before or during the patent application process for our technology and it is believed that our method, including in some cases different materials, will deliver superior results.

In most known solar elements, a homogenous i-layer or a cascade of these layers with a definite band gap layer and limited possibilities of light conversion is used. We believe that Solarflex’s solar photovoltaic element and the method for its creation will allow for the production of semi-conductors, wherein, instead of one i-layer, there will be a complex, smoothly changeable structured layer. In our product, all the chemical compositions will be simultaneously comprised in a graded band gap i-layer and disposed successively from one side facing the other and smoothly changing from one to the other. The substrate of the solar element will be made of metal, glass or plastic, with a graded band gap layer mainly comprised of silicone. Because of the varizone structure of this layer, the band gap layer size is essentially changed and it is able to absorb the solar spectrum better, which in turn enables an increase in solar energy conversion. The device will be manufactured on the basis of at least one vacuum chamber according to the patent application manufacturing instructions.

We intend for the design and development of a commercial product to be carried out by specialist subcontractors offering expertise in several relevant disciplines, including plastics and metal, device design, operation and control, automation, and mechanics, all as required.

There are many manufacturers of solar elements, some detailed in the above patents, as well as others. None of these, however, has been found to include the structure and manufacturing details found in Solarflex’s technology. While these patents have been issued, we are not aware of any competitive solution, whether related to these or other patents, that delivers the efficiency and solar energy conversion rates that Solarflex believes can be achieved with its design. We intend to use the money raised in this offering to create a working prototype of our product to test the expected results.

Competition

The top three solar cell manufacturers in the field are Sharp Solar Corporation, based in Japan, Q-Cells from Germany, and Suntech Power Corporation, which has several bases, including in the United States, Europe and Africa. Other notable solar manufacturers around the world include BP Solar, Shell Solar, Kyocera Solar, Mitsubishi Solar, and GE Solar. Each produces various solar devices based on its assets and technologies. Solarflex intends to develop and manufacture its solar photovoltaic element based on the manufacturing method detailed in the Patent Application.

Because the market is already well developed and already contains many companies that have extensive experience in developing, manufacturing, and selling similar products, we will be joining a field that is extensive and well populated. Nevertheless, we believe that the unique nature of our technology, as explained in detail in the Patent Application, provides the basis for differentiating our future product from existing models.

Competitive Advantages

We believe that the design of our proposed product will enable our product to deliver a more efficient solar energy conversion rate. As explained above, the unique design and construction method detailed in the Patent Application is expected to produce a more effective, cost-efficient, and better solar photovoltaic device.

Third-Party Manufacturers

We intend to rely on third parties to develop a prototype and to work with us to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters. Finally, even if we succeed in approaching third-party manufacturers, it is currently unknown whether the additional cost of manufacturing via a third party will increase the overall cost of the device such that integration may not be cost-effective.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

On March 10, 2010, we entered into a Patent Sale Agreement with P.T. Holding, represented by its owner, Dr. Boris Sigalov, whereby we acquired P.T. Holding’s right, title, and interest in the Patent Application for the design of and manufacturing method for a solar photovoltaic element that absorbs the solar spectrum and, in turn, enables an increase of solar energy conversion. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

In addition, we are developing a website related to our product, which we intend to use to promote, advertise, and potentially market our invention, once the prototype and development stages have been completed. We intend to fully protect our invention and other intellectual property on the basis of patent, copyright and trade secrecy laws.

Existing or Probable Government Regulations

Recognizing the importance of finding alternative energy sources, many governments have enacted laws and regulations encouraging the development and manufacturing of various alternative energy sources, including encouraging photovoltaic research and technology. In the United States, the Photovoltaic Industry Roadmap, a US industry-led effort to help guide and promote domestic photovoltaic research, technology, manufacturing, marketing, and policy, was released in 1999 to cover the period 2000-2020. It represents a unified effort by industry and government to promote this form of energy. Similarly, the American Recovery and Reinvestment Act of 2009 (ARRA), Pub. L. 111-5, promotes a policy of residential solar electric rebates from photovoltaic panels placed on residential properties. In addition, individual states have passed numerous regulations promoting the use of renewable photovoltaic electric generating facilities and offering tax credits to individuals who join in the effort. One such an example is the New York State Income Tax Credit program, which includes crediting tax payers for up to 10kW of clean photovoltaic capacity generated from panels placed on their homes. This is commonly referred to as "Net Metering." Similar laws exist in a number of other states, including, for example, Minnesota's Chapter 138 law passed in 2009, which outlines federal and state guidelines. This effort to encourage the development and use of solar photovoltaic energy is being repeated in many countries, including China, Israel, and several locations in Europe as well.

Employees

We have no full time or part-time employees. Our Directors and officers, Sergei Rogov, Vigars Kaktinieks, and Jonathan Berezovsky, are each expected to devote approximately five hours per week to our business activities. If and when we develop a prototype for our solar photovoltaic element, and are able to begin manufacturing and marketing a product, we may need additional employees for our operations. We do not foresee any significant changes in the number of employees we will have over the next twelve months.

Transfer Agent

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Research and Development Activities and Costs

We have not incurred costs to date and are not currently conducting any research and development activities. We do, however, have plans to undertake research and development activities during our first year of operation.

If we are able to raise funds in this offering, we will retain one or more third parties to conduct research and development concerning our solar photovoltaic element and to develop a prototype model. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description, see "Management’s Discussion and Analysis of Financial Condition or Plan of Operation."

Description of Property

Our Principal executive offices are located at c/o Sergei Rogov, 12 Abba Hillel Silver Street, 11th Floor, Ramat Gan 52506, Israel. This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Management's Discussion and Analysis of Financial Condition or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" or elsewhere in this prospectus.

Plan of Operation

We are a development stage company that has acquired the rights to a patent application for the design of and manufacturing method for a solar photovoltaic conversion element which is expected to reduce cost, enhance the flexibility of the manufacturing process, improve manufacturing efficiency and absorb the solar spectrum better than current models, which should enable our product to increase solar energy conversion rates.

Although we have not yet engaged a manufacturer to develop a fully operational prototype of the solar photovoltaic conversion element, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately twelve months to construct a basic prototype of our product. The design and development of a commercial product will be carried out by specialist subcontractors offering expertise in several relevant disciplines, including plastics and metal, electricity and electronics, device design, operation and control, automation and mechanics, computer and microcomputers, and others.

Design and product development is divided into three individual stages:

a) Technical Concept/Definition (three months)

b) Engineering Specification (four months)

c) Engineering & Preparation for Production (four months)

If and when we have a viable prototype, depending on the availability of funds, we estimate that we would need approximately an additional four to six months to bring this product to market. Our objective is to manufacture the product ourselves through third party sub-contractors, and market the product as an off-the-shelf device, and/or to license the manufacturing rights to the product and related technology to third party manufacturers who would then assume responsibility for marketing and sales.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	60%	80%	100%
General working capital	$10,000	$15,000	$20,000
Prototype development costs	$3,500	$3,500	$3,500
Sales and Marketing	$5,000	$15,000	$25,000
Total	$18,500	$33,500	$48,500

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.

Even if all of the offered shares are sold and the maximum amount is raised from this offering, we will need to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments from or arrangements with any person to provide us with any additional capital or loans, and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If additional financing is not available when needed, we may not be in a position to continue operations, and thus we may need to dramatically change our business plan, sell the Company, or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last; however, we do believe it will last at least twelve months.

Nevertheless, we may be wrong in our estimates of funds required in order to proceed with developing a prototype and executing our general business plan described herein. We realize that we may have to seek further financing through the placing of equity and/or debt securities as early as the fourth quarter of 2010.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect the Company’s future operations or its liquidity.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. The Company plans to raise equity from this offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place for any form of financing; however, the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome on the Company seeking in the future equity financing. The Company has no contractual obligations, long term debt, capital leases, operating leases, or purchase obligations at this time, other than its current liabilities in the amount of $33,640 as reflected in the Financial Statements as at May 31, 2010.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Market for Common Equity and Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of July 9, 2010, there were 3,000,000 shares of common stock issued and outstanding, which were held by five (5) stockholders of record, including our Directors and officers.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of July 9, 2010.

Name	Age	Positions and Offices Held

Sergei Rogov	52	President and Director

Vigars Kaktinieks	25	Director

Jonathan Berezovksy	23	Secretary, Treasurer and CFO

Our Directors hold office until the next annual meeting of our stockholders or until their successors is duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Sergei Rogov has been our Director since the Company’s inception in February 12, 2010, and our President since February 22, 2010. Mr. Rogov received his Bachelor of Science degree in Applied Mathematics from Polytechnic University in St. Petersburg, Russia in 1980. Since 1999, he has been working as a Senior Program Engineer in the Development Department of Identify Software Ltd., which in 2006 was acquired by BMC Software. Prior to this position, he worked for Telegate Ltd. for two years as a Program Engineer, and for Prudence Ltd. for two years developing programs related to the electromagnetic fields for linear accelerators.

The Board has concluded that Mr. Rogov should serve as a Director because of his broad experience working with development teams as well as his extensive technical background.

Vigars Kaktinieks has served as our Director since February 12, 2010. Vigars Kaktinieks studied and received his Bachelor of Science degree in Economics and Business Administration from the Stockholm School of Economics in Riga, Latvia in 2006. Mr. Kaktinieks is fluent in three languages and is learning a fourth. Since 2009, he has worked as a Client Executive officer with AS SEB Banka. From 2006 to 2008, he served in various sales and management positions for AS Sampo Banka in Latvia and abroad, and attended technical training and seminars organized by AS Sampo Banka. Between 2004 and 2010, Mr. Kaktinieks had also been involved in fundraising at the European Union for a number of projects. From 2005 until 2006, he worked as an accounting assistant in Procter & Gamble’s marketing department in Latvia.

The Board has concluded that Mr. Kaktinieks should serve as a Director because of his extensive experience in fundraising, marketing, and accounting.

Jonathan Berezovsky has been our Secretary, Treasuer, and Chief Financial Officer since February 22, 2010. Mr. Berezovsky received his Bachelor of Science degree in Business Economics from Universidad Torcuato Di Tella in Buenos Aires in 2008. Since 2009, he has been the V.P. of Business Development at Rollsoft Ltd. in Petach Tikvah, Israel. Prior to this, he spent more than 5 years as founder and CEO of Lanicuer, a company based in Buenos Aires, Argentina. Mr. Berezovsky is multi-lingual, having an average to excellent knowledge of English, Spanish, French and Hebrew.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Board Leadership Structure

The Company has chosen to combine the principal executive officer and Board chairman positions. The Company believes that this Board leadership structure is the most appropriate for the Company for several reasons. First, the Company is a development stage company, and at this early stage it is more efficient to have the leadership of the Board in the same hands as the principal executive officer of the Company. The challenges faced by the Company at this stage – obtaining financing, developing its photovoltaic element device, and implementing a marketing and sales plan – are most efficiently dealt with by having one person intimately familiar with both the operational aspects as well as the strategic aspects of the Company’s business. Second, Mr. Rogov is uniquely suited to fulfill both positions of responsibility because he possesses both technical knowledge and management experience.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the fourth quarter of 2010.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs, have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Directors are or will be compensated in the future for any services provided as Directors.

Employment Contracts, Termination of Employment, and Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers or Directors that would result from either (a) the resignation, retirement or any other termination of any of our Directors or officers, or (b) a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On February 24, 2010, we issued 1,200,000 shares of our common stock to Mr. Sergei Rogov, our President and Director, for a payment of $120 in cash which was received by the Company on June 10, 2010. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On February 24, 2010, we issued 660,000 shares of our common stock to Mr. Vigars Kaktinieks, our Director, for a payment of $66 in cash which was received by the Company on June 10, 2010. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On February 24, 2010, we issued 480,000 shares of our common stock to Mr. Jonathan Berezovsky, our Secretary, Treasurer and CFO, for a payment of $48 in cash which was received by the Company on June 10, 2010. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On February 24, 2010, we issued 540,000 shares of our common stock to Mr. Ilmars Blumbergs for a payment of $54 in cash which was received by the Company on June 10, 2010. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On February 24, 2010, we issued 120,000 shares of our common stock to Mr. Lapso Endo for a payment of $12 in cash which was received by the Company on June 10, 2010. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of June 30, 2010, the Company has received loans from our two Directors in a total amount of $6,500 as working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers, and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 3,000,000 shares of our common stock outstanding as of July 9, 2010.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Sergei Rogov	1,200,000	40%

Vigars Kaktinieks	660,000	22%

Jonathan Berezovsky	480,000	16%

Ilmars Blumbergs	540,000	18%

Lapso Endo	120,000	4%

All Officers as a Group	2,340,000	78%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are five (5) stockholders of record holding 3,000,000 shares of our common stock. All of our issued shares of common stock are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of the 3,000,000 shares, the 2,880,000 shares held by our “affiliates,” as such term is defined in Rule 144, may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. Under Rule 144, the 120,000 shares held by a non-affiliate can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by our existing stockholders under the Securities Act. None of our existing stockholders is entitled to registration rights.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 500,000,000 shares of our Common Stock, $0.0001 par value, of which, as of July 9, 2010, 3,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Our Preferred Stock

We are not authorized to issue shares of preferred stock.

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming all of the offered shares are purchased, we will have a total of 5,500,000 shares of common stock outstanding. The shares sold in this offering will be freely tradable without restriction, or further registration under the Securities Act, unless those shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 3,000,000 shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 55,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Plan of Distribution

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must be a company that: (1) reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because (1) it operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (2) securities admitted to quotation are offered by one or more broker-dealers, rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Mr. Vigars Kaktinieks and/or Mr. Sergei Rogov, who are Directors of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not, at the time of his participation, an associated person of a broker/dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Vigars Kaktinieks and Sergei Rogov are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Solarflex Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,500,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the customer's account for the transaction. To approve a person's account for transactions in penny stocks, a broker/dealer must: obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; and notify the customer of his rights and remedies in cases of fraud in penny stock transactions and of the FINRA's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Weinberg and Baer, LLC is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware law, our Directors or officers shall not be personally liable to us or our stockholders for damages for breach of their fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the right of our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

Certain legal matters, including the legality of the securities offered, will be passed upon for us by SRK Law Offices.

Experts

Our financial statements as of May 31, 2010, and for the period then ended and cumulative from inception (February 12, 2010), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC, an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Solarflex Corp. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE. Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1–800–SEC–0330.

We furnish our stockholders with annual reports containing audited financial statements.

SOLARFLEX CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
MAY 31, 2010

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Solarflex Corp.:

We have audited the accompanying balance sheet of Solarflex Corp. (a Delaware corporation in the development stage) as of May 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended May 31, 2010, and from inception (February 12, 2010) through May 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solarflex Corp. as of May 31, 2010, and the results of its operations and its cash flows for the period ended May 31, 2010, and from inception (February 12, 2010) through May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of May 31, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
June 8, 2010

SOLARFLEX CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MAY 31, 2010

As of
May 31,
2010

ASSETS

Current Assets:
Deferred offering costs	$25,000

Total current assets	25,000

Total Assets	$25,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$26,000
Loans from related parties - Directors and stockholders	6,500

Total current liabilities	32,500

Total liabilities	32,500

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 500,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
Stock subscription receivable	(300)
(Deficit) accumulated during the development stage	(7,500)

Total stockholders' (deficit)	(7,500)

Total Liabilities and Stockholders' (Deficit)	$25,000

The accompanying notes to financial statements
are an integral part of these financial statements.

SOLARFLEX CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED MAY 31, 2010
AND CUMULATIVE FROM INCEPTION (FEBRUARY 12, 2010)

	Period Ended	Cumulative
	May 31,	From
	2010	Inception

Revenues	$-	$-

Expenses:
General and administrative	7,500	7,500

Total expenses	7,500	7,500

(Loss) from Operations	(7,500)	(7,500)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(7,500)	$(7,500)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,669,725

The accompanying notes to financial statements are
an integral part of these financial statements.

SOLARFLEX CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (FEBRUARY 12, 2010)
THROUGH MAY 31, 2010

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-		$-	$-

Common stock issued for cash	3,000,000	300	(300)	-	-

Net (loss) for the period	-	-	-	(7,500)	(7,500)

Balance - May 31, 2010	3,000,000	$300	$(300)	$(7,500)	$(7,500)

The accompanying notes to financial statements are
an integral part of these financial statements.

SOLARFLEX CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED MAY 31, 2010
AND CUMULATIVE FROM INCEPTION (FEBRUARY 12, 2010)

	Period Ended	Cumulative
	May 31,	From
	2010	Inception

Operating Activities:
Net (loss)	$(7,500)	$(7,500)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(25,000)	(25,000)
Accounts payable and accrued liabilities	26,000	26,000

Net Cash Used in Operating Activities	(6,500)	(6,500)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Loans from related parties - directors and stockholders	6,500	6,500

Net Cash Provided by Financing Activities	6,500	6,500

Net (Decrease) Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

SOLARFLEX CORP..
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Solarflex Corp. (“Solarflex” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on February 12, 2010. The business plan of the Company is to develop a commercial application of the design in a patent of a “Solar element and method of manufacturing the same”. The Company also intends to produce a prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended May 31, 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of May 31, 2010, the carrying value of accounts payable, accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended May 31, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of May 31, 2010, and expenses for the period ended May 31, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 166"), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements. The adoption of FASB ASC 105 did not impact the Company's financial position or results of operations.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a commercial application of the design in a patent of an “Solar element and method of manufacturing the same”. The Company also intends to produce a prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On March 10, 2010, the Company entered into a Patent Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Solar element and method of manufacturing the same”. In consideration of the sale the Company agrees to pay to seller a sum equal to 10% of the royalties that the Company will receive in relation to the patent for an indefinite period. The Israeli Patent number is 198369.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of May 31, 2010, the Company accrued $25,000 of deferred offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of May 31, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On March 10, 2010, the Company entered into a Patent Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent application known as the “Solar element and method of manufacturing the same”. In consideration of the sale the Company agrees to pay to seller a sum equal to 10% of the royalties that the Company will receive in relation to the patent application for an indefinite period.

(4)  Loans from Related Parties - Directors and Stockholders

As of May 31, 2010, loans from related parties amounted to $6,500 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On February 24, 2010, the Company issued 2,340,000 shares of its common stock to individuals who are Directors and officers of the company for $234 subscriptions receivable.

On February 24, 2010, the Company issued 660,000 shares of its common stock to individuals who are founders of the company for $66 subscriptions receivable.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of May 31, 2010, the Company accrued $25,000 of deferred offering costs related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended May 31, 2010, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$1,725
Change in valuation allowance	(1,725)

Total deferred tax provision	$-

The Company had deferred income tax assets as of May 31, 2010, as follows:

Loss carryforwards	$1,725
Less - Valuation allowance	(1,725)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended May 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of May 31, 2010, the Company had approximately $7,500 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

(7)  Related Party Transactions

As described in Note 4, as of May 31, 2010, the Company owed $6,500 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on February 24, 2010, the Company issued 2,340,000 shares of its common stock to Directors and officers for $234 subscriptions receivable.

(8)  Commitments

On March 10, 2010, the Company entered into a Patent Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Solar element and method of manufacturing the same”. In consideration of the sale the Company agrees to pay to seller a sum equal to 10% of the royalties that the Company will receive in relation to the patent for an indefinite period.

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware law, our Directors or officers shall not be personally liable to us or our stockholders for damages for breach of their fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the right of our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$6

Transfer Agent Fees (Estimated)	$1,500

Accounting fees and expenses (recorded in the FS)	$10,000

Legal fees and expenses (recorded in the FS)	$15,000

Total:	$26,506

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below has subsequently transferred or disposed of his shares and the list is also a current listing of the Company's stockholders.

On February 24, 2010, we issued a total of 3,000,000 shares of our common stock to five individuals, including to our Principal Executive Officer and Director, our Director, and our Treasurer and Chief Financial Officer (CFO) and Secretary. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 3,000,000 shares to $300. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Ramat Gan, Israel.

Solarflex Corp.

Date July 12, 2010	By:	/s/ Sergei Rogov
Sergei Rogov
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Sergei Rogov	President and Director (Principal	July 12, 2010
Sergei Rogov	Executive Officer)

/s/Vigars Kaktinieks	Director	July 12, 2010
Vigars Kaktinieks

/s/Jonathan Berezovsky	Secretary Treasurer and CFO (and Principal
Jonathan Berezovsky	Accounting Officer)	July 12, 2010

Exhibit Table

EXHIBIT
NUMBER	DESCRIPTION

3.1	Certificate of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent Sale Agreement dated March 10, 2010

23.1	Consent of Weinberg and Baer, LLC.

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement